EXHIBIT 1.3


                       JOINDER TO STOCKHOLDER AGREEMENT
                      (THE RETAIL TECHNOLOGY GROUP, INC.)


           THIS JOINDER TO STOCKHOLDER AGREEMENT is made as of
 November ____, 1999, by The Retail Technology Group, Inc. ("Assignee"), a wholly-owned subsidiary of Telxon Corporation ("Assignor"), with respect to the Stockholder Agreement (the "Stockholder Agreement"), dated as of November 8, 1999, between Cisco Systems, Inc., a California corporation ("Parent"), Osprey Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Assignor.

                                 RECITALS:

           WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization (such agreement, as it may be amended or restated, is hereinafter referred to as the "Reorganization Agreement"), dated as of November 8, 1999, by and among Parent, Merger Sub, and Aironet Wireless Communications, Inc., a corporation existing under the laws of Delaware ("Company"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of capital stock of Company (the "Company Capital Stock"), into shares of common stock of Parent (the "Parent Shares") at the rate set forth in the Reorganization Agreement (the "Transaction");

           WHEREAS, in order to induce Parent to enter into the Transaction, Company has agreed to use its best efforts to solicit the proxy of certain stockholders of Company on behalf of Parent, and to cause certain stockholders of Company to execute and deliver Stockholder Agreements to Parent;

           WHEREAS, as of the time of the entry of the parties into the Reorganization Agreement, Assignor owned of record 4,994,262 shares of the outstanding Company Capital Stock (the "Shares");

           WHEREAS, in order to induce Parent to enter into the Transaction, Assignor entered into the Stockholder Agreement, under which Assignor, among other things, agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Capital Stock acquired by such stockholder prior to the Expiration Date (as defined in Section 1.1 of the Stockholder Agreement), and also agreed to vote the Shares and any other such shares of Company Capital Stock so as to facilitate consummation of the Transaction;

           WHEREAS, Section 9.2 of the Stockholder Agreement permits Assignor to assign the Shares to a wholly-owned subsidiary of Assignor without the necessity of obtaining the consent generally required to be obtained under the terms of said Section 9.2 from the other parties to the Stockholder Agreement, provided that the assignee subsidiary agrees in writing to be bound by the terms of the Stockholder Agreement with the same force and effect as if it were Assignor and executes and delivers to Parent an Irrevocable Proxy in substantially the same form as executed by Assignor pursuant to the Stockholder Agreement; and

           WHEREAS, Assignor desires to assign the Shares to Assignee as permitted by Section 9.2 of the Stockholder Agreement.

           NOW, THEREFORE, in satisfaction of the requirements of Section
 9.2 of the Stockholder Agreement in order to permit the transfer of the Shares to Assignee without the necessity of obtaining the consent of the other parties to the Stockholder Agreement to such transfer, Assignee agrees as follows:

           1. Assignee shall be bound by the terms of the Stockholder Agreement with the same force and effect as if it were Assignor.

           2. Assignee agrees to execute and deliver, and contemporaneously is delivering, a duly executed Irrevocable Proxy in substantially the same form as executed by Assignor pursuant to the Stockholder Agreement.

           IN WITNESS WHEREOF, the parties have caused this Joinder to Stockholder Agreement to be executed as of the date first above written.


                                    ASSIGNEE:
                                    THE RETAIL TECHNOLOGY
                                              GROUP, INC.


                                    By:  /s/ Woody M. McGee
                                       ---------------------------
                                       Woody M. McGee
                                       Vice President and
                                           Chief Financial Officer

                                    Address:
                                           c/o Telxon Corporation
                                           3300 W. Market Street
                                           Akron, OH 44334



 Total Number of Shares of Company Capital Stock owned by Assignee upon consummation of the transfer:

 Common Stock:  4,994,262 shares




                             IRREVOCABLE PROXY
                              TO VOTE STOCK OF
                   AIRONET WIRELESS COMMUNCIATIONS, INC.


           The undersigned stockholder of Aironet Wireless Communications, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Cisco Systems, Inc., a California corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

           This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware Corporations Code), is coupled with an interest, including, but not limited to, that certain Stockholder Agreement dated as of even date herewith by and among Parent, Osprey Acquisition Corporation and the undersigned, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization between Company, Parent and Merger Sub (the "Reorganization Agreement"), which agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement. This Irrevocable Proxy shall terminate on the Expiration Date.

           The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware Corporations
 Code), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting as follows:

           (X) In favor of approval of the Merger and the Reorganization Agreement, in favor of any matter that could reasonably be expected to facilitate the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Company (other than the Merger) and against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under an acquisition agreement in respect of the Merger or which would result in any of the conditions to the completion of the Merger not being fulfilled.

           The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

           All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                         [Signature page follows.]


           This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.


 Dated:  November ____, 1999

                                    THE RETAIL TECHNOLOGY
                                             GROUP, INC.


                                    By:  /s/ Woody M. McGee
                                       -----------------------------
                                       Woody M. McGee
                                       Vice President and
                                            Chief Financial Officer


                                    Shares beneficially owned:

                                    4,994,262 shares of Company Common Stock